MORTGAGE, SECURITY AGREEMENT,
                       ASSIGNMENT AND FINANCING STATEMENT

           This Instrument contains After Acquired Property Provisions

      This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT AND FINANCING STATEMENT, dated as of March 16, 2007 (this "Mortgage"), is granted and entered into by BASELINE OIL & GAS CORP., a Nevada corporation (the "Company"), to and for the benefit of LAKEWOOD GROUP, LLC, the holder (the "Holder") of the Company's Senior Secured Debenture dated March 15, 2007, in the original aggregate principal amount of ONE MILLION SEVEN HUNDRED THOUSAND Dollars ($1,700,000) (the "Debenture").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Debenture, the Holder has agreed to extend a loan to the Company evidenced by the Debenture; and

      WHEREAS, in order to induce the Holder to extend the loan evidenced by the Debenture, the Company has agreed to execute and deliver to the Holder this Mortgage and to grant the Holder, a mortgage and security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debenture;

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Certain Definitions. As used in this Mortgage, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Mortgage that are defined in Article 9 of the UCC (such as "account", "chattel paper", "commercial tort claim", "deposit account", "document", "equipment", "fixtures", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "proceeds" and "supporting obligations") shall have the respective meanings given such terms in Article 9 of the UCC. In addition capitalized terms not otherwise defined herein shall have the meaning set forth in the Debenture.

      (a) "Agent" means the Person appointed as Agent pursuant to the terms of
Section 15 of this Mortgage and Annex 1 attached hereto and incorporated herein. It is permissible for the Lender to be appointed and serve as the Agent.

      (b) "Areas of Interest" means, collectively, the "Contract Area" as defined in that certain Operating Agreement dated May 1, 2006, between El Paso Production Company, as Operator, and Pogo Producing Company, Aurora Energy, Ltd., Aurora Operating, L.L.C., and New Albany-Indiana, LLC, as Non-Operators, covering the South Lyons Prospect Area (Initial Test - Bogard 1-10H), Green County, Indiana, without regard to any subsequent amendment thereof; the "Area of Mutual Interest" as defined in that certain Exploration Agreement Dated January 27, 2006, effective as of November 1, 2005, between Aurora Energy, Ltd., and New Albany - Indiana, LLC without regard to any subsequent amendment thereof; and the "Area of Mutual Interest" as defined in that certain Exploration Agreement dated April 7, 2006, by and among Source Rock Resources, Inc., New Albany-Indiana, LLC, and Aurora Energy, Ltd. without regard to any subsequent amendment thereof.

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      (c) "Contracts" has the meaning set forth in clause (vi) of the definition of the Mortgaged Property.

      (d) "Environmental Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the environment or hazardous substances, whether now or hereafter enacted or imposed by (a) the United States of America, (b) any state, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, or (c) any Tribunal; and including, without limitation, the following:
The Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901, et. seq.), The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by The Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. ss.ss.9601, et. seq.), Title III of The Superfund Amendments and Reauthorization Act of 1986, such Title III being also referred to as The Emergency Planning and Community Right to Know Act (42 U.S.C. ss.ss.11001, et. seq.), The Clean Water Act (33 U.S.C. ss.ss.1251, et. seq.), The Safe Drinking Water Act (42 U.S.C. ss.ss.201, et. seq.), The Clean Air Act (42 U.S.C. ss.ss.7401, et. seq.), The Hazardous Material Transportation Act (49 U.S.C. ss.ss.1801, et. seq.), as each of such Acts is in effect at the date of this Mortgage, and to any subsequent provisions of any such Act, amendatory thereof, supplemental thereto or substitute therefor.

      (e) "General Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts of (a) the United States of America,
(b) any state, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, or (c) any Tribunal; except such term shall not include Environmental Laws, ERISA, Hydrocarbon Laws and Tax Laws.

      (f) "Hazardous Materials" means any "hazardous waste" or "hazardous substance" defined in any Environmental Law, asbestos, polychlorinated biphenyls, underground storage tanks (whether empty, filled or partially filled with any substance), any substance the presence of which on any Lease is prohibited by any Environmental Law, and any other substances which by any Environmental Law requires special handling or notification of any Tribunal.

      (g) "Hazardous Materials Contamination" means the contamination (whether now existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air or other elements on or of any Leases or the contamination of any improvements, facilities, soil, groundwater, air or other elements on or of any other lands as a result of Hazardous Materials at any time (before or after the date of this Mortgage) emanating from any Leases.


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

      (h) "Hydrocarbon Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to exploration, development, pooling, unitization, production, treating, storing, transporting, handling, marketing, re-injecting or processing Hydrocarbons, and now or hereafter enacted or imposed by (a) the United States of America, (b) any state, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, or (c) any Tribunal.

      (i) "Leases" has the meaning set forth in clause (i) of the definition of Mortgaged Property.

      (j) "Liens" shall mean a lien, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

      (k) "Mineral Interests" has the meaning set forth in clause (i) of the definition of Mortgaged Property.

      (l) "Mortgaged Property" means,

            (i) all of the rights, titles, and interests of the Company (including in each case, without limitation, fee mineral interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, possibilities of reverter, and conversion rights and options) in, to, under, or derived from (a) the oil and gas leases described more particularly on Exhibit A or in which the Company hereafter acquires an interest with respect to any lands within the Areas of Interest, the leasehold estates created thereby, as to all lands and depths covered thereby or the applicable part or portion thereof if specifically limited in depth and/or areal extent in Exhibit A (whether one or more, the "Leases"), (b) the lands covered by the Leases or otherwise described on Exhibit A, (c) all units created by the pooling, unitization, and communitization agreements in effect with respect to the Leases and the lands covered thereby or otherwise described on Exhibit A, and (d) the oil and gas leases and lands included in any units with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, and all other rights, interests, privileges, benefits, and powers of any kind or character conferred upon Assignor as the owner of any of such interests, it being the express intent that, notwithstanding any description in Exhibit A setting forth working interests, fractional leasehold interests, overriding royalty interests, net profits interests or other interests, the Mortgaged Property shall include all such interests of the Company conveyed or intended to be conveyed to the Company by New Albany - Indiana, LLC pursuant to the redemption of the Company's membership interest therein or in which the Company hereafter acquires an interest with respect to any lands within the Areas of Interest (all such rights, estates and interests described in this clause (i) of the definition of Mortgaged Property, the "Mineral Interests");


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

            (ii) all of the rights, titles, and interests of the Company in and to the wells for the production of Hydrocarbons that are located on or within the Mineral Interests, whether now existing or hereafter installed (collectively, the "Wells");

            (iii) all of the rights, titles, and interests of the Company in and to all crude oil, natural gas, condensate, distillate, natural gasoline, natural gas liquids, other liquid or gaseous hydrocarbons, sulphur, and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, is granted pursuant to the Mineral Interests ("Hydrocarbons") produced from or allocable to the Mineral Interests or the Wells;

            (iv) all of the rights, titles, and interests of the Company in and to all fee surface interests in land, surface leases, easements, rights-of-way, servitudes, licenses, franchises, road, railroad, and other surface use permits or agreements, and similar rights and interests (if any) located on the lands covered by or related to the Mineral Interests or the Wells;

            (v) all of the rights, titles, and interests of the Company in and to all equipment, machinery, fixtures, inventory, improvements, and other personal, mixed, or movable property located on the lands covered by the Mineral Interests or used in connection with or attributable to the Mineral Interests or the Wells, including, without limitation: water wells; saltwater disposal wells and facilities; injection wells and facilities; well equipment; casing; rods; tanks and tank batteries; boilers; tubing; pumps; pumping units and engines; platforms; Christmas trees; production facilities; compression facilities; dehydration units and facilities; heater-treaters; processing, fractionation, treatment, and separation plants and facilities; testing and sampling equipment; sulfur recovery units and facilities; valves; gauges; meters; generators; motors; gun barrels; flow lines; water lines; gas lines; gathering lines, laterals and trunk lines, and other pipe lines; gas systems (for gathering, treatment, and compression); chemicals; solutions; water systems (for treatment, disposal, and injection); power plants; poles; lines; transformers; starters and controllers; whether now owned or hereafter acquired and any and all additions or accessions to, substitutions for, and replacements of any of the foregoing, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (collectively, the "Operating Equipment");

            (vi) all of the rights, titles, and interests of the Company in, to, and under the contracts, agreements, options, leases, licenses, and other rights owned by the Company, in whole or in part, or to which the Company is a party, that are (x) appurtenant to or affect the properties and rights comprising the items otherwise listed in this definition of Mortgaged Property, or (y) used or held for use in connection with the use, ownership, or operation thereof, including all presently existing and future Hydrocarbon purchase, sale or exchange agreements, farm out agreements, farm in agreements, exploration agreements, participation agreements, option agreements, division and transfer orders, advance payment agreements, processing contracts, plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction


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

      agreements, salt water or other disposal agreements, leases or rental agreements and any and all other contracts or agreements covering, arising out of, used or useful in connection with or otherwise pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of applicable to the Mineral Interests or Wells or Hydrocarbons produced therefrom or allocable thereto, in each case whether the Company may now be a party thereto or may acquire rights therein in the future (collectively, the "Contracts") including without limitation those Contracts described more particularly on Exhibit B (the "Scheduled Contracts");

            (vii) all permits, licenses, authorizations, certificates, registrations, or other approvals granted by any Governmental Authority that pertain or relate in any way to the items listed in this definition of Mortgaged Property, and that may be pledged, assigned or are otherwise transferable by the Company;

            (viii) all of the Company's intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and third Persons, and rights accruing under applicable statutes of limitation or prescription, insofar only as the foregoing rights and interests relate or are attributable to the items otherwise listed in this definition of Mortgaged Property;

            (ix) all maps, logs, geological, geophysical, reserve engineering, and other scientific and technical information, reports, and data (including, without limitation, conventional and 3-D seismic data) that relate to the items listed in this definition of Mortgaged Property, are owned by the Company, and the pledge or assignment of which is not prohibited by confidentiality or other contractual arrangements;

            (x) all rights, titles and interests of the Company in and to all Proceeds of and other rights relating to insurance or condemnation payable or accruing by reason of the loss of, damage to, or taking of all or any part of the properties or interests otherwise described in this definition of Mortgaged Property; and

            (xi) all rights, titles and interests of the Company in and to all documents, instruments, drafts, acceptances, general intangibles, chattel paper, accounts, causes of action and all the Proceeds therefrom or attributable thereto, whether now or hereafter existing, arising out of or relating to the sale, use, exchange, exploration, development, operation, production, storage, gathering, transportation, dehydration, separation, processing, treatment, improvement, marketing, disposal, lease, handling, or other dealings with or of all or any portion of the properties or interests otherwise described in this definition of Mortgaged Property;

            (xii) all right, title and interest of the Company in and to the Proceeds from or attributable to the rights, titles and interests hereinabove referred to in this definition of the Mortgaged Property, all guarantees and suretyship agreements relating to any such Proceeds, or such rights, titles and interests of the Company therein, and all security for payment or performance thereof, now or hereafter existing or arising.


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

      (m) "Obligations" means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of the Company to the Holder under this Mortgage, the Debenture, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation: (i) principal of, and interest on the Debenture and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Mortgage, the Debenture, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

      (n) "Operating Equipment" has the meaning set forth in clause (v) of the definition of Mortgaged Property.

      (o) "Organizational Documents" means the Company's Articles of Incorporation and Bylaws.

      (p) "Permitted Liens" means the individual and collective reference to the following: (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (ii) the Mineral Interests, the Scheduled Contracts and any joint operating agreement applicable to all or a portion of the Mineral Interests as expressly contemplated in, and in the form required by, the applicable exploration agreement set forth in the Scheduled Contracts, including any operator's liens and liens contained in leases securing performance of the lessee's obligations; (iii) Liens imposed by law which were incurred in the ordinary course of the Company's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, operator's Liens, and other similar Liens arising in the ordinary course of the Company's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (iv) Liens granted by the Company to secure the Debenture.


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

      (q) "Proceeds" means all of the following: (i) monies, rents, revenues, royalties, accounts receivable, profits, income, securities, proceeds and other sums; (ii) services to be performed by parties other than the Company under any Contract; and (c) products and benefits.

      (r) "Scheduled Contracts" has the meaning set forth in clause (vi) of the definition of Mortgaged Property.

      (s) "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges, together with any interest and penalties payable in connection therewith, from time to time or at any time imposed or assessed by any statute, law, ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of (a) the United States of America, (b) any state, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision, body politic or corporate within the United States of America or under the jurisdiction of the United States of America, or (c) any Tribunal, (a) against the Company by reason of the Company's ownership, sale or other disposition of all or any part of the Mortgaged Properties, (b) upon or with respect to, measured by or charged against, required to be deducted or withheld from or otherwise attributable to all or any part of the Mortgaged Properties (or the sale or other disposition thereof), or (c) upon or against this Mortgage or the Holder or the Agent by reason of this Mortgage or the liens, assignments or security interests hereunder, including, without limitation, franchise, sales, transfer, gross receipts, profits, income, property, ad valorem, production, severance and windfall profit excise taxes.

      (t) "Tax Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the reporting, imposition, rendition, collection, enforcement, or other aspects of Taxes, of every kind or character now imposed or hereafter enacted by (a) the United States of America, (b) any state, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, or (c) any Tribunal.

      (u) "Transaction Documents" means the Debenture and the Mortgage, and the exhibits and schedules thereto.

      (v) "Tribunal" means any court or any governmental department, commission, board, bureau, agency, or instrumentality of the United States of America or of any state, commonwealth, territory, possession, county, parish, municipality or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, whether now or hereafter constituted or existing.

      (w) "UCC" means the Uniform Commercial Code of the state of Indiana and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Mortgaged Property or this Mortgage, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term "Mortgaged Property" will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.


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

      2. Grant of Mortgage and Security Interest in Mortgaged Property. As an inducement for the Holder to extend the loan as evidenced by the Debenture and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably, mortgages, grants, warrants, pledges and hypothecates to the Holder a mortgage and security interest in the Mortgaged Property.

      3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Mortgagees as follows:

            (a) The Company has the requisite corporate power and authority to enter into this Mortgage and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Mortgage and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Mortgage has been duly executed and delivered by the Company. This Mortgage constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

            (b) The Company has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where portions of Mortgaged Property constituting personal property is stored or located, except as set forth on Schedule I attached hereto. The organizational identification number of the Company is as set forth on Schedule I attached hereto. There exists no mortgage or other Liens on any of the Mortgaged Property except for Permitted Liens. None of such Mortgaged Property is in the possession of any consignee, bailee, warehouseman, agent or processor.

            (c) The Company is fully authorized to grant the mortgage and security interests contemplated herein, and is the sole owner of the Mortgaged Property free and clear of any Liens, except for Permitted Liens. Except for memoranda of applicable joint operating agreements in the form contemplated by the applicable exploration agreements listed in the Scheduled Contracts, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, notice or memorandum of interest, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Holder pursuant to this Mortgage) covering or affecting any of the Mortgaged Property. Except pursuant to this Mortgage, or with respect to memoranda of joint operating agreements in the form contemplated by the applicable exploration agreements listed in the Scheduled Contracts, as long as this Mortgage shall be in effect, the Company shall not, with respect to the Mortgaged Property, execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Holder pursuant to the terms of this Mortgage). Without limiting the warranties set forth hereinabove and elsewhere in that Mortgage, the Agent, on behalf of the Holder, is hereby granted full power of substitution and subrogation in and to all covenants and warranties of all predecessors in title of the Company in and to the Mortgaged Property.


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

            (d) No written claim has been received that any Mortgaged Property or the Company's use of any Mortgaged Property violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Mortgaged Property in any jurisdiction or to the Company's right to keep and maintain such Mortgaged Property in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any Tribunal.

            (e) The Company shall at all times maintain its books of account and records relating to the Mortgaged Property at its principal place of business as set forth on Schedule I and its Mortgaged Property at the locations set forth on Schedule I attached hereto and may not relocate such books of account and records or tangible Mortgaged Property unless it delivers to the Agent and the Holder at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the security interests of the Holder to continue within the Holder a valid, perfected and continuing perfected Lien in the Mortgaged Property.

            (f) This Mortgage creates in favor of the Holder a valid first mortgage and security interest in the Mortgaged Property, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Mortgaged Property which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the recording of this Mortgage with the Recorders of Clay, Greene, Knox, Owen and Sullivan Counties, Indiana, and any other such County in which any of the Mineral Interests may be situated, and the filing of this Uniform Commercial Code financing statements referred to in the immediately following paragraph, no action is necessary to create, perfect or protect the mortgage and security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of this Mortgage and said financing statements as referenced herein, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Mortgage, (ii) the creation or perfection of the mortgage and security interests created hereunder in the Mortgaged Property or (iii) the enforcement of the rights of the Agent and the Holder hereunder.


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

            (g) The Company hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the security interests of the Holder in the Mortgaged Property with the proper filing and recording agencies in any jurisdiction deemed proper by it.

            (h) The execution, delivery and performance of this Mortgage by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any Tribunal or any applicable law, rule or regulation applicable to the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company's debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

            (i) The Company shall at all times maintain the mortgage and security interests provided for hereunder as valid and perfected Liens in the Mortgaged Property, in favor of the Holder until this Mortgage and the security interests hereunder shall be terminated pursuant to Section 12 hereof. The Company hereby agrees to defend the same against the claims of any and all persons and entities. The Company shall safeguard and protect all Mortgaged Property for the account of the Holder. At the request of the Agent, the Company will sign and deliver to the Agent on behalf of the Holder at any time or from time to time one or more financing statements pursuant to the UCC or recordable instruments evidencing the existence and terms of this Mortgage in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing or recording is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, Taxes and other amounts necessary to maintain the Mortgaged Property and the mortgage and security interests hereunder, and the Company shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the mortgage and security interests hereunder.

            (j) The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Mortgaged Property (except for sales of Hydrocarbons in its ordinary course of business and Permitted Liens incurred in the ordinary course of business) or surrender or permit the termination of any of the Leases (except for terminations at the conclusion of the primary term, as permissibly extended, of a Lease, as permitted by Section 4(ii) hereof) without the prior written consent of the Holder.

            (k) To the extent applicable, the Company shall maintain with financially sound and reputable insurers, insurance with respect to the Mortgaged Property, including Mortgaged Property hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Company shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (i) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (ii) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (iii) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the Company to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the Company, provided, however, that payments received by the Company after an Event of Default occurs and is continuing or in excess of $50,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Holder and, if received by the Company, shall be held in trust for the Holder and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued. To the extent that, immediately following the date of this Mortgage, the Company has not yet obtained such insurance and is relying on the applicable operator's insurance, the Company shall cause, to the extent permissible, the Agent to be named as lender loss payee and additional insured with respect to the Company's interest in such insurance.

            (l) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Agent and the Holder, in sufficient detail, of any material adverse change in the Mortgaged Property, and of the occurrence of any event which would have a material adverse effect on the value of the Mortgaged Property or on the Holder's security interest therein.

            (m) The Company shall promptly execute and deliver to the Agent and the Holder such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Holder's mortgage and security interest in the Mortgaged Property.

            (n) The Company shall permit the Agent and its representatives and agents to inspect the Mortgaged Property during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Mortgaged Property as may be reasonably requested by the Agent from time to time.

            (o) The Company shall timely observe and duly perform all obligations under the Contracts, shall diligently enforce all rights under the Contracts (unless waiver thereof is consented to by the Holder) and shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Mortgaged Property.

            (p) The Company shall promptly notify the Agent and the Holder in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Mortgaged Property and of any other information received by the Company that may materially affect the value of the Mortgaged Property, the mortgage and security interests granted herein or the rights and remedies of the Holder hereunder.

            (q) All information heretofore, herein or hereafter supplied to the Holder by or on behalf of the Company with respect to the Mortgaged Property is and shall be accurate and complete in all material respects as of the date furnished.

            (r) The Company shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

            (s) Except as set forth on Schedule II, the Company has never conducted business under any name other than Baseline Oil & Gas Corp. and has not changed its organization identification number (if applicable). The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if applicable), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days prior written notice to the Mortgagees of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the mortgage and security interests granted and evidenced by this Mortgage.

            (t) To the extent applicable, except in the ordinary course of business, the Company may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

            (u) At any time and from time to time that any Mortgaged Property consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Company shall deliver such Mortgaged Property to the Agent.

            (v) The Company shall cause all tangible chattel paper constituting Mortgaged Property to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Mortgage. To the extent that any Mortgaged Property consists of electronic chattel paper, the Company shall cause the underlying chattel paper to be "marked" within the meaning of Section 9-105 of the UCC (or successor section thereto).

            (w) If there is any investment property or deposit account included as Mortgaged Property that can be perfected by "control" through an account control Mortgage, the Company shall cause such an account control Mortgage, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Holder.

            (x) To the extent that any Mortgaged Property consists of letter-of-credit rights, the Company shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Holder.

            (y) To the extent that any Mortgaged Property is in the possession of any third party, the Company shall join with the Agent in notifying such third party of the Holder's security interest in such Mortgaged Property and shall use its best efforts to obtain an acknowledgement and Mortgage from such third party with respect to the Mortgaged Property, in form and substance reasonably satisfactory to the Agent.

            (z) If the Company shall at any time hold or acquire a commercial tort claim applicable in whole or part to the Mortgaged Property, the Company shall promptly notify the Holder in a writing signed by the Company of the particulars thereof and grant to the Holder in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Mortgage, with such writing to be in form and substance satisfactory to the Agent.

            (aa) The Company shall immediately provide written notice to the Holder and the Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the security interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the security interests in such accounts and proceeds thereof.

            (bb) The Company shall from time to time, at the its expense, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce their rights and remedies hereunder and with respect to any Mortgaged Property or to otherwise carry out the purposes of this Mortgage.

            (cc) None of the account debtors or other persons or entities obligated on any of the Mortgaged Property is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Mortgaged Property.

            (dd) [Reserved]

            (ee) All bonuses, rentals, royalties, payments and obligations due and payable or performable under or on account of the Mortgaged Properties have been or will be, in a timely manner, duly paid, performed or provided for. All Taxes due and payable have been or will be, in a timely manner duly paid and all returns and reports required under any Tax Law with respect thereto have been and will be duly and timely filed.

            (ff) Each Mineral Interest and Contract and the interest of the Company therein or attributable thereto are presently valid, subsisting and in full force and effect, no default now exists thereunder, the Company has not received any notice of default or claimed default thereunder, and the Company has no knowledge of any event or circumstance which with notice or passage of time or both could constitute a default thereunder. To the extent applicable the Mortgaged Properties are and shall be held, used, developed, operated and maintained in compliance with the terms of Mineral Interests and the Contracts.

            (gg) The Company's interest (after deducting all lessors' royalties, overriding royalties, production payments and payments out of production to the full extent which the same burden or affect the Company's interest) in the total production of Hydrocarbons produced and saved from or attributable to (i) each Lease is not less than an undivided 40.423% of the "Net Revenue Interest" therefor as set forth in Exhibit A; and the Company's interest in each Lease bears and is chargeable with not more than that share of all development or operating costs and expenses represented by an undivided 40.423% of the "Working Interest" therefor as set forth in Exhibit A. In instances where the "Net Revenue Interest" or "Working Interest" set forth in Exhibit A is subject to being decreased or increased upon the occurrence of "payout" or any other event, the amount of such potential increase or decrease, as the case may be, is set forth and expressly identified (as opposed to mere reference to another instrument) in Exhibit A.

            (hh) The Company has and shall have the right to receive proceeds attributable to an undivided 40.423% of the "Net Revenue Interest" set forth in Exhibit A, without bond or indemnity (other than general indemnity under standard form division orders) to the purchaser of production or other person owing, paying or disbursing proceeds from the sale of Hydrocarbons. The Company shall only be charged with or bear that share of all development or operating costs and expenses represented by an undivided 40.423% of the "Working Interest" as set forth in Exhibit A for the Mineral Interest involved.

            (ii) The Company shall, at its cost and expense and irrespective of who may be the operator(s) of the Mortgaged Property, cause:

                  (1) all bonuses, rentals, royalties, and any other payments payable with respect to each of the Mineral Interests to be promptly paid when due or payable, and all other obligations on the part of the Company with respect to the Mineral Interests or with respect to any Contract to be punctually performed, and each Contract, right of way, easement, lease, franchise, permit, license, right and privilege necessary to the development, operation, transportation, processing, marketing or other dealings with or of the Mortgaged Property, to be kept in full force and effect (without amendment, modification or revision unless the Agent's written consent is first obtained), free of cancellation, forfeiture or any accrued right of termination, renewed and extended as necessary, by the payment of whatever sums may become payable and by the performance of whatever obligations may become performable;

                  (2) each Mineral Interest to be maintained, developed,
            continuously operated and improved (each to the extent applicable) in conformity with the terms and provisions of such Mineral Interest, as well as in accordance with generally approved practices of prudent operators in the industry and with applicable Environmental Laws, General Laws and Hydrocarbon Laws as well as all permits, franchises, licenses and other rights granted under such Environmental Laws, General Laws or Hydrocarbon Laws;

                  (3) in addition to and without limitation of the obligations of the Company under any other subsection of this Section 4(ii), additional expenditures to be made for the development of the Mineral Interest from funds (other than sums due and payable in respect of the Obligations) as would be made by a prudent operator in accordance with generally approved practices in the industry to improve the production of Hydrocarbons from the Mineral Interests;

                  (4) all to be done that, according to generally approved
            practices of prudent operators in the industry, is appropriate to maintain and to protect from diminution the productive capacity of the Mineral Interests, including, without limitation, cleaning out and reconditioning the producing wells thereon from time to time, plugging and completing at different levels such wells, drilling substitute wells (including supplying of all necessary related facilities therefor) to the same formation from time to time and drilling of additional wells (including supplying of all necessary related facilities therefor) to protect the Mineral Interests against drainage whenever and as often as necessary;

                  (5) all liabilities of the Company incurred with respect to or affecting the Mortgaged Property to be paid punctually when due;

                  (6) promptly after the Company acquires knowledge thereof, written notice to be given to the Agent of (i) any inquiry or proceeding of any Tribunal with respect to any Hazardous Material in, or under any Lease or relating to any Environmental Law with respect to any Lease or (ii) every adverse claim or demand made or proceeding instituted by any person affecting in any material respect the Mortgaged Property or any part thereof;

                  (7) all Taxes to be rendered and paid punctually before the same become delinquent, together with any interest and penalty payable in connection therewith;

                  (8) all Mineral Interests to be maintained in full force and effect for the stated term thereof (without amendment, modification or revision unless the Beneficiary's written consent is first obtained) and use the Company's best efforts to renew or obtain the renewal of each such Mineral Interests on terms not less favorable to the Company than the terms of such Lease in effect on the date of this Mortgage and maintain the same in full force and effect for the renewed term thereof; provided, however, the Company shall not be obligated hereby to attempt to renew a lease if the failure to renew such lease (i) is, in the good faith opinion of the Company, in the Company's best interests, (ii) is not prejudicial in any respect to the Holder, and (iii) does not diminish the amount of any reserves attributed to the Mortgaged Properties in any reports, estimates or appraisals furnished by the Company to the Agent or the Holder or adversely affect the production of Hydrocarbons in paying quantities;

                  (9) written notice to be given to the Agent immediately upon any Company's acquiring knowledge of the presence of any Hazardous Materials on any Mineral Interests or of any Hazardous Materials Contamination with a full description thereof;

                  (10) prompt compliance with any order, judgment or other
            direction of any Tribunal requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance; and

                  (11) to be furnished to the Agent, within thirty (30) days after demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments that may be established on any of the Mortgaged Property as a result thereof.

            Anything in this Section 4(ii) to the contrary notwithstanding, the Company, with respect to any Mortgaged Property that are operated by operators other than the Company, shall not be obligated to perform undertakings performable only by such operators and that are beyond the reasonable control of the Company. In each such case, however, the Company will promptly take all actions reasonably available to the Company to bring about the performance of any such undertakings to the full extent required to be performed by such operator under all applicable agreements to which such operator is a party or applicable Environmental Laws, General Laws or Hydrocarbon Laws.

            (jj) The Company is not and shall not be, without the consent of the Holder, obligated, by virtue of prepayment made under any Contract, by any advance payment agreement, or by the terms of any other arrangement, to now or hereafter deliver any Hydrocarbons from the Mortgaged Property without then or thereafter receiving full payment therefor.

            (kk) The Company is not and shall not be in violation of any term of any agreement, instrument, Environmental Law, General Law or Hydrocarbon Law applicable to the Company or any part of the Mortgaged Property, or the exploration, development, operation, transportation, processing, sale or marketing of Hydrocarbons from any Mineral Interest.

            (ll) All Wells have been (with respect to Wells existing on the date hereof) or shall be (with respect to future Wells) drilled, completed and bottomed within the boundaries (including vertical and horizontal) of the Mortgaged Property, and all drilling, completion and bottoming of the Wells included in each Mortgaged Property and all development and operations of such Mortgaged Property have been and shall be conducted in compliance with all applicable Environmental Laws, General Laws and Hydrocarbon Laws. Each person operating a Well shall hold validly existing permits and authorizations from each and every Tribunal having jurisdiction to the full extent required by Environmental Laws, General Laws and Hydrocarbon Laws applicable to such person or any part of the Mortgaged Property, or the exploration, development, operation, transporting, processing, sale or marketing of Hydrocarbons from any Mineral Interest; and all operations and activities of such persons with respect to the Mineral Interests shall be conducted in accordance with all provisions of such permits and authorizations.

            (mm) The Company has no knowledge of any basis for any claim, demand, suit, action, proceeding or investigation that is likely to result in a judgment, decree or order having a material adverse effect on the Mortgaged Property, the Company's title to any of the Mortgaged Property or the use, exploration, development, processing, maintenance, operation, transportation or marketing of the Mortgaged Property. In the event subsequent to the delivery of this Mortgage the foregoing representation and warranty shall cease to be true and accurate in all respect the Company shall give immediate notice to the Agent of the facts and circumstances resulting in such occurrence.

            (nn) The Company shall not market any of the Hydrocarbons subject to this Mortgage for less than the fair market value thereof at the wellhead, at the tailgate of the processing plant or other place, as the case may be, where and when marketed, or, in the case of sales pursuant to then existing Contracts, at the contract prices receivable thereunder, subject to the following provisions of this subsection. The Company in performing its obligations hereunder shall comply with (except to the extent contested by the Company in good faith and in appropriate proceedings, if any), and all obligations of the Company hereunder shall be subject to compliance by the Company with, all applicable General Laws and Hydrocarbon Laws relating to allocation and price control. The prices permitted to be paid for such Hydrocarbons under said General Laws and Hydrocarbon Laws shall be deemed to control if less than the prices established in Contracts.

            (oo) The Company will, if requested by the Agent, furnish the Agent any information or data possessed by the Company with respect to the Mortgaged Property, and in the case of the Mineral Interest full information shall be furnished with regard to the Wells drilled or reworked or drilling or reworking operations being conducted thereon, including, without limitation, electrical logs, core analyses and well pressure reports.

            (pp) In the event the Company should acquire from and after the date of this Mortgage any additional Mineral Interests within the Areas of Interest, the respective instrument of conveyance or assignment shall be duly and properly recorded with the applicable County Recorder and, contemporaneously with the recording of the instrument of assignment or conveyance granting or assigning such Mineral Interest to the Company, the Company shall execute, deliver and record a Supplement to this Mortgage, in form and substance approved by the Agent, confirming of record the grant by the Company of a mortgage and security interest in such additional Mineral Interests to secure the Obligations pursuant to the terms of this Mortgage.

      4. Defaults. The following events shall be "Events of Default":

            (a) The occurrence of an Event of Default under the Debenture;

            (b) Any representation or warranty of the Company in this Mortgage shall prove to have been incorrect in any material respect when made;

            (c) The failure by the Company to observe or perform any of its covenants hereunder for five (5) days after delivery to the Company of notice of such failure by or on behalf of the Holder unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure same in a timely fashion; or

            (d) If any provision of this Mortgage shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any liability or obligation purported to be created under this Mortgage.

      5. Duty to Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the security interests granted herein, whether payable pursuant to the Debenture or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Holder and shall forthwith endorse and transfer any such sums or instruments, or both, to the Holder for application to the satisfaction of the Obligations.

      6. Rights and Remedies upon Default.

                  (a) Upon the occurrence of any Event of Default and at any time thereafter, the Holder, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debenture, and the Holder shall have all the rights and remedies of a mortgagee under Indiana law and a secured party under the UCC as to applicable portions of the Mortgaged Property. Without limitation, the Agent, for the benefit of the Holder, shall have the following rights and powers:

                  (i) The Agent shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels or portions, as it may elect, the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law or in the absence of any such requirement as the Agent may deem appropriate, and to make conveyance to the purchaser or purchasers. The Agent may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Agent may make other and successive sales until all of the Mortgaged Property is legally sold. It shall not be necessary for the Agent to be physically present at any such sale or to have constructively in their possession any or all of the personal property covered by this instrument, and the Company shall deliver all of such personal property to the purchaser at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

                  (ii) The Agent may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of all or any portion of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained, or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of all or any portion of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

                  (iii) The Agent and the Holder, and each of them, shall have the right to become the purchaser at any sale held by it or by any court, receiver or public officer, and the Holder, and each of them, shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on the Obligations after the same have become due and payable, advertisement and conduct of such sale in the manner provided.

                  (iv) Any sale or sales of the Mortgaged Property, whether
            under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Company of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Company, the Company's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through, or under the Company, or the Company's successors or assigns; nevertheless, the Company, if requested by the Agent to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers to the properties so sold.

                  (v) The Bank may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

                  (vi) Upon any sale, whether made under the power of sale
            herein granted and conferred or by virtue of judicial proceedings, the receipt of the Agent, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Agent or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

                  (vii) The Agent and the Holder shall have all rights and
            remedies granted by law, and particularly by the UCC, including, but not limited to, the right to take possession of all Operating Equipment or other personal property constituting a part of the Mortgaged Property, and for this purpose the Agent (or any person, firm or corporation designated by the Agent) may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Agent, or any person, firm or corporation designated by the Agent, may operate the same without any liability to the Company in connection with such operations, except to use ordinary care in the operation of such properties, and the Agent or any person, firm or corporation designated by the Agent, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Company with respect to the Mortgaged Property. When and if the expenses of such operations and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to the Company. The Agent may require the Company to assemble such personal property and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to all parties.

                  (viii) Without limitation, and in addition to all other rights and appointments, the Company hereby irrevocably authorizes and empowers the Agent, at the Agent's election exercisable at any time or from time to time from and after an Event of Default, to demand, collect and receive any and all proceeds, including without limitation proceeds payable upon the sale of Hydrocarbons produced form the Mortgaged Property, to endorse and cash any checks and drafts payable to the Company for the account of the Company received from or in connection therewith and to execute any release, receipt, division order, transfer order, relinquishment or other instrument that may be required or necessary to collect and receive the same. From and after such election by the Agent, the Company hereby irrevocably authorizes and directs all operators, purchasers, pipeline companies, gathering companies, processors and other persons producing, purchasing, taking, processing or receiving any Hydrocarbons from the Mortgaged Property, owing any proceeds, or having in their possession any proceeds, to pay, perform and/or deliver all such proceeds directly to the Agent at the Agent's office address or to such other location as the Agent may from time to time direct. The Company agrees that all division orders, transfer orders, receipts and other instruments that the Agent may from time to time execute and deliver for the purpose of collecting or receipting for such proceeds may be relied upon in all respects, and that the same shall be binding upon the Company and the Company's successors, assigns, heirs, executors, administrators and legal representatives.

                  (ix) Upon direction from the Agent, the Company promptly
            execute and deliver all necessary, convenient or appropriate instruments, including transfer orders, payment orders, division orders and other instruments, as may be needed by the Agent or requested by the Agent incident to having all proceeds of the Mortgaged Property paid, delivered, performed or otherwise made directly to the Agent at its office or to such other location as the Agent may from time to time direct. The Agent is irrevocably authorized to collect, receive and receipt for all such proceeds of the Mortgaged Property, and no party making payment or delivering any proceeds to the Agent shall have any responsibility to review the application of any proceeds paid or delivered to the Agent but shall be fully protected in making such payment to the Agent under the assignments herein contained. Should the Agent bring suit against any third party for collection of any amounts or sums included within this assignment (and the Agent shall have the right to bring any such suit), it may sue either in its own name or in the name of the Company.

                  (x) Upon notice to the Company by Agent, all rights of the
            Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the Mortgaged Property and all rights of the Company to receive the royalties, payments and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Holder, any interest, royalties or other payments on the Mortgaged Property and, at the option of Agent, to exercise in such Agent's discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Mortgaged Property as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Mortgaged Property in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Mortgaged Property or the Company or any of its direct or indirect subsidiaries.

                  (xi) The Agent shall have the right (but not the obligation)
            to notify any account debtors and any obligors under instruments or accounts, relating to the Mortgaged Property, to make payments directly to the Agent, on behalf of the Holder, and to enforce the Company's rights against such account debtors and obligors.

                  (xii) The Agent, for the benefit of the Holder, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property, relating to the Mortgaged Property, to transfer the same to the Agent, on behalf of the Holder, or its designee.

                  (xiii) All costs and expenses (including reasonable attorneys?
            fees) incurred by the Agent or the Holder in protecting and enforcing its rights hereunder shall constitute a demand Obligation owing by the Company to the party incurring such costs and expenses and shall bear interest at the rate of 18% per annum, all of which shall constitute a portion of the Obligations.

            (b) The Agent shall comply with any applicable law in connection with a disposition of Mortgaged Property and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Mortgaged Property. The Agent may sell the Mortgaged Property without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Mortgaged Property on credit, the Company will only be credited with payments actually made by the purchaser. In addition to the extent permitted by law, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Mortgaged Property and to exercise its rights and remedies with respect thereto.

      7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Mortgaged Property hereunder or from payments made on account of any insurance policy insuring any portion of the Mortgaged Property shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Mortgaged Property, to the reasonable attorneys' fees and expenses incurred by the Agent in enforcing the Holder's rights hereunder and in connection with collecting, storing and disposing of the Mortgaged Property, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Holder shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Mortgaged Property, the proceeds thereof are insufficient to pay all amounts to which the Holder is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of eighteen percent (18%) per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Holder to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Holder arising out of the repossession, removal, retention or sale of the Mortgaged Property, unless due solely to the gross negligence or willful misconduct of the Holder as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

      8. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any recording filing required hereunder, including without limitation, any recording of this Mortgage in any county or filing of any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Mortgaged Property or the security interests therein. The Company will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Holder, may incur in connection with (i) the enforcement of this Mortgage, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, or (iii) the exercise or enforcement of any of the rights of the Holder under the Debenture. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debenture and shall bear interest at the Default Rate.

      9. Responsibility for Mortgaged Property.

            (a) The Company assumes all liabilities and responsibility in connection with all Mortgaged Property, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Mortgaged Property or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor the Holder (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Mortgaged Property or to preserve any rights relating to the Mortgaged Property, or (ii) has any obligation to clean-up or otherwise prepare the Mortgaged Property for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Mortgaged Property to be observed or performed by the Company thereunder. Neither the Agent nor the Holder shall have any obligation or liability under any such contract or Mortgage by reason of or arising out of this Mortgage or the receipt by the Agent or the Holder of any payment relating to any of the Mortgaged Property, nor shall the Agent or the Holder be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or the Holder in respect of the Mortgaged Property or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or the Holder may be entitled at any time or times.

            (b) Each and every covenant herein contained shall be performed and kept by the Company solely at the Company's expense. If the Company shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Agent or the Holder, or any of them, or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same in the Company's behalf, and the Company hereby agrees to repay such sums upon demand plus interest at the rate of 18% per annum or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof. No such advance shall be deemed to relieve the Company from any default hereunder.

            (c) The Company will notify the Agent, in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Agent as may be necessary to preserve the Company's and the Agent's rights affected thereby; and should the Company fail or refuse to take any such action, the Agent may, upon giving prior written notice thereof to the Company, take such action on behalf and in the name of the Company and at the Company's expense. Moreover, the Agent may take such independent action in connection therewith as it may in its discretion deem proper, the Company hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the rate of eighteen percent (18%) per annum will, on demand, be reimbursed to the Agent or any receiver appointed hereunder.

      10. Security Interests Absolute. All rights of the Holder and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Mortgage, the Debenture or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debenture or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Mortgaged Property, or any release or amendment or waiver of or consent to departure from any other Mortgaged Property for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the agreement to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Mortgaged Property; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Holder shall continue even if the

Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Mortgaged Property or any payment received by the Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Holder, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Mortgage, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Mortgage, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Holder to proceed against any other person or entity or to apply any Mortgaged Property which the Holder may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

      11. Term of Mortgage. This Mortgage and the mortgage and security interests granted herein shall terminate on the date on which all payments under the Debenture have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Mortgage (including, without limitation, Annex 1 hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Mortgage.

      12. Power of Attorney; Further Assurances.

            (a) The Company authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default,
      (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Mortgaged Property that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Mortgaged Property; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Mortgaged Property;
      (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Mortgaged Property; (v) to execute and deliver any necessary, convenient or appropriate instruments, including transfer orders, division orders and other instruments, as may be needed by the Agent or deemed appropriate by the Agent incident to having all proceeds of the Mortgaged Property paid, delivered, performed or otherwise made directly to the Agent; and (vi) generally, at the option of the Agent, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Mortgaged Property and the security interests granted therein in order to effect the intent of this Mortgage and the Debenture all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Mortgage and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or Mortgages to which the Company is subject or to which the Company is a party.

            (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule III attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Mortgage, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Mortgaged Property under applicable law, including the UCC.

            (c) The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Mortgage, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Mortgaged Property without the signature of the Company where permitted by law. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Mortgage and thereafter as long as any of the Obligations shall be outstanding.

      13. Reserved.

      14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Mortgaged Property or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Mortgagees' rights and remedies hereunder.

      15. Appointment of Agent. The Holder hereby appoints LAKEWOOD GROUP, LLC to act as its Agent for purposes of exercising any and all rights and remedies of the Holder hereunder. Such appointment shall continue until revoked in writing by the Holder, at which time the Holder shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex 1 hereto.

16.      Miscellaneous.

            (a) No course of dealing between the Company and the Holder, nor any failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder or under the Debenture shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Holder with respect to the Mortgaged Property, whether established hereby or by the Debenture or by any other mortgages, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

            (c) The Transaction Documents, including this Mortgage and the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into the Transaction Documents, including this Mortgage and the exhibits and schedules hereto. No provision of this Mortgage may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

            (d) If any term, provision, covenant or restriction of this Mortgage is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (e) No waiver of any default with respect to any provision, condition or requirement of this Mortgage shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

            (f) This Mortgage shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Mortgage or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). The Holder may assign any or all of its rights under this Mortgage to any person to whom such Holder assigns or transfers the Debenture, provided such transferee agrees in writing to be bound, with respect to the transferred Debenture, by the provisions of this Mortgage that apply to the "Holder."

            (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Mortgage.

            (h) All questions concerning the construction, validity, enforcement and interpretation of this Mortgage shall be governed by and construed and enforced in accordance with the internal laws of the state of Indiana. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Mortgage and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Mortgage, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

            (i) THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS MORTGAGE, THE DEBENTURES, ANY OTHER TRANSACTION DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATED THERETO.

            (j) This Mortgage may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Mortgage. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            (k) The terms of this Mortgage have been negotiated between the parties and their respective counsel and in the construction hereof shall not be construed against a party based upon counsel for such party having drafted this Mortgage or any portion thereof. This Mortgage evidences the complete agreement of the parties with respect to the subject matter hereof and supercedes all prior agreements or undertakings (written or oral) related to the subject matter set forth herein, but does not supercede provisions of any of the other Transaction Documents. Notwithstanding the foregoing should any prior draft of this Mortgage be determined to be admissible parole evidence the deletion or modification of any term or covenant within a prior draft of this Mortgage shall not be construed to evidence the opposite intent.

            (l) The Company shall indemnify, reimburse and hold harmless the Agent and the Holder and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, "Indemnitees") from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Mortgage or the Mortgaged Property, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

                             Signature Page Follows

      IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed on the day and year first above written.

BASELINE OIL & GAS CORP.

By:
    ----------------------------
    Name: Thomas R. Kaetzer
    Title: President

STATE OF TEXAS                  )
                                )SS:
COUNTY OF HARRIS                )

      The undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Thomas R. Kaetzer, personally known to me to be the same person whose name is subscribed to the foregoing instrument as the President of BASELINE OIL & GAS CORP., in its capacity as a mortgagor, appeared before me this day in person and acknowledged that he signed and delivered the said instrument in behalf of BASELINE OIL & GAS CORP. as his free and voluntary act, for the uses and purposes set forth therein.

      WITNESS my hand and Notarial Seal this 16th day of March, 2007.


                                        Notary Public:
                                                       -----------------------
                                        Residing in
                                        My commission expires:

THIS INSTRUMENT PREPARED BY GREGORY A. OSTENDORF OF SCOPELITIS, GARVIN, LIGHT & HANSON, P.C., 10 WEST MARKET STREET, SUITE 1500, INDIANAPOLIS, INDIANA 46204. TELEPHONE (317) 492-9283.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.


----------------------------

                                   SCHEDULE I

Organizational Identification Number of the Company:

Nevada Entity Number: C2466-2004


Principal Place of Business of Company:

11811 North Freeway, Suite 200
Houston, Texas 77060

Locations Where Mortgaged Property is Located or Stored:

Well personal property located on the various Leases described on Exhibit A to the Mortgage.

                                   SCHEDULE II

                     Other Names and Organizational Numbers

The Company was previously known as College Oak Investments, Inc.

                                  SCHEDULE III

          Jurisdictions for filing of UCC-1 Financing Statements, etc.
                             and recording Mortgage

1. Nevada (UCC-1 Financing Statement)

2. Clay County, Indiana (Recording of Mortgage)

   Greene County, Indiana (Recording of Mortgage)

   Knox County, Indiana (Recording of Mortgage)

   Owen County, Indiana (Recording of Mortgage)

   Sullivan County, Indiana (Recording of Mortgage)

   (any other County in which any of the Mineral Interests may be situated)

                                     ANNEX 1
                                       to
                                    MORTGAGE

THE AGENT

      1. Appointment. The Holder (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Mortgage to which this Annex 1 is attached and into which it is incorporated (the "Mortgage")), by its acceptance of the benefits of the Mortgage, hereby designates LAKEWOOD GROUP, LLC ("Agent") as the Agent to act as specified herein and in the Mortgage. The Holder shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Mortgage and any other Transaction Document (as such term is defined in the Mortgage) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

      2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Mortgage. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Mortgage or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Mortgage or any other Transaction Document a fiduciary relationship in respect of the Company or any Holder; and nothing in the Mortgage or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Mortgage or any other Transaction Document except as expressly set forth herein and therein.

      3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Holder's investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Mortgaged Property from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Company or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Mortgage or any other Transaction Document, or for the financial condition of the Company or the value of any of the Mortgaged Property, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Mortgage or any other Transaction Document, or the financial condition of the Company, or the value of any of the Mortgaged Property, or the existence or possible existence of any default or Event of Default under the Mortgage or the Debenture.

      4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Mortgaged Property, on behalf of the Holder. To the extent practical, the Agent shall request instructions from the Holder with respect to any material act or action (including failure to act) in connection with the Mortgage or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of the Holder; if such instructions are not provided despite the Agent's request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Holder in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) the Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Mortgage or any other Transaction Document, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or
(ii) is contrary to this Mortgage, the Transaction Documents or applicable law.

      5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Mortgage and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Mortgage and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to the Holder to assure that the Mortgaged Property exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to the Mortgage have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

      6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company, the Holder reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Mortgage or any other Transaction Document, or in any way relating to or arising out of the Mortgage or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require the Holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

      7. Resignation by the Agent.

            (a) The Agent may resign from the performance of all its functions and duties under the Mortgage and the other Transaction Documents at any time by giving thirty (30) days' prior written notice (as provided in the Mortgage) to the Company and the Holder. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

            (b) Upon any such notice of resignation, the Holder shall appoint a successor Agent hereunder.

            (c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Holder appoints a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Company and the Holder in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand.

      8. Rights with respect to Mortgaged Property. The Holder agrees with the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Mortgaged Property, whether pursuant to any other Mortgage or otherwise (other than pursuant to this Mortgage), or take or institute any action against the Agent in respect of the Mortgaged Property or its rights hereunder (other than any such action arising from the breach of this Mortgage) and (ii) that the Holder has no other rights with respect to the Mortgaged Property other than as set forth in this Mortgage and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Mortgage. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of the Mortgage including this Annex 1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                    EXHIBIT A

                                Mineral Interests

The following pages contain the list of the Leases, as well as any relevant amendments and ratifications, that constitute Mineral Interests within the Mortgage. In most cases, the Leases or documents are described in a matrix or spreadsheet format. Each row describes a separate document.

If there is a memorandum relating to a particular Lease, then the description of the memorandum appears in the row following the description of the Lease. If a Lease has been amended or ratified, then the description of the Lease is as amended or ratified by the document identified as amending or ratifying the Lease. If a Lease has been pooled, then the unit declaration forming the unit is described below the last Lease of that pooled unit.

The undivided Working Interests and Net Revenue Interests shown for the Leases are the aggregate undivided interests in the Leases, as a whole; however, the rights, title and interests of the Company are an undivided 40.423% of those Working Interests and Net Revenue Interests. The lands covered by each Lease are all lands and subsurface intervals described therein unless otherwise noted

                                    EXHIBIT B

                               Scheduled Contracts

1. Purchase and Sale Agreement dated November 15, 2006, by and between Aurora Energy, Ltd., and New Albany-Indiana, LLC.

2. Purchase and Sale Agreement dated March 3, 2006, by and between Source Rock Resources, Inc., and New Albany-Indiana, LLC.

3. Farmout and Participation Agreement dated as of July 19, 2005, between Aurora Energy, Ltd., and Wabash Energy Partners, as Farmors, and JetEx LLC, as Farmee, covering lands located in Green, Clay, and Owens Counties, Indiana (the "JetEx Farmout").

4. Assignment of Farmout and Participation Agreement dated January 31, 2006, between Aurora Energy, Ltd., and New Albany-Indiana, LLC.

5. Exploration Agreement dated January 27, 2006, effective as of November 1, 2005, between Aurora Energy, Ltd., and New Albany - Indiana, LLC.

6. Exploration Agreement dated April 7, 2006, by and among Source Rock Resources, Inc., New Albany-Indiana, LLC, and Aurora Energy, Ltd.

7. Grant of Option dated January 27, 2006, between Aurora Energy, Ltd., and New Albany-Indiana, LLC.

8. Operating Agreement dated May 1, 2006, between El Paso Production Company, as Operator, and Pogo Producing Company, Aurora Energy, Ltd., Aurora Operating, L.L.C., and New Albany-Indiana, LLC, as Non-Operators, covering the South Lyons Prospect Area (Initial Test - Bogard 1-10H), Greene County, Indiana, a memorandum of which is recorded in Book 66, Page 840, Instrument Number 200600003777, Public Records of Greene County, Indiana.

9. Operating Agreement dated effective as of April 1, 2006, among Aurora Energy, Ltd., as Operator, and New Albany-Indiana, LLC, Venator Energy, LLC, and Wayne Corprew, as Non-Operators, relating to the Cardinal Unit, Greene County, Indiana.

10. Operating Agreement dated effective as of April 1, 2006, among Aurora Energy, Ltd., as Operator, and New Albany - Indiana, LLC, Venator Energy, LLC, and Wayne Corprew, as Non-Operators, relating to the Eagle Unit, Greene County, Indiana.